Exhibit 99.1

Clearwater Paper Announces Sale of Specialty Mills to Dunn Paper, Inc

SPOKANE, Wash.--(BUSINESS WIRE)--December 30, 2014--Clearwater Paper Corporation (NYSE:CLW)(the “Company”) today announced the Company has sold its specialty products business and mills to Dunn Paper, Inc. The Company intends to reinvest the net proceeds of the sale into capital projects within its Consumer Products Division.

The transaction, which closed today, includes the sale of five Clearwater Paper subsidiaries with facilities located at East Hartford, Conn., Menominee, Mich., Gouverneur (Natural Dam), N.Y., St. Catharines, Ontario, and Wiggins, Miss.

"The sale of the specialty products business sharpens our Consumer Products Division’s focus on the core retail business,” said Linda Massman, president and CEO. “It’s about improving our approach and efficiencies in all parts of our business while meeting or surpassing our customers’ expectations, and our Company financial goals. We believe that the capital projects in which we will invest the proceeds of this sale can yield a 300 to 400 basis point improvement in the Consumer Product Division’s EBITDA margins over the next three years.”

“On behalf of Clearwater Paper, we sincerely thank the specialty products team for their hard work and commitment to providing our customers with high-quality products and services,” said Massman.

Effective today, 470 specialty products employees are now employees of Dunn Paper.

"We are very pleased to welcome the exceptional people who lead and work at these specialty mills to the Dunn Paper team,” said Brent Earnshaw, CEO of Dunn Paper. “Combining the unique assets, capabilities and products of these mills with Dunn Paper’s Port Huron mill will lead to a specialty paper company with unmatched product offerings for our diverse customer base.”

FBR Capital Markets & Co., led by Matthew Spain, advised Clearwater Paper on the sale of the specialty products business. Pillsbury Winthrop Shaw Pittman LLP acted as legal advisor to Clearwater Paper.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, hard roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The Company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the Company produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

ABOUT DUNN PAPER

Dunn Paper, Inc. is a leading specialty paper manufacturer with customers worldwide. Dunn Paper produces a wide array of specialty waxed, coated and uncoated machine-glazed papers used in various food packaging and specialty label applications. Dunn Paper is located in Port Huron, Mich., approximately 60 miles north of Detroit.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including, but not limited to, statements regarding the Company’s reinvestment of proceeds, improved efficiencies, customer expectations, Company financial goals and EBITDA margins. These forward-looking statements are based on current expectations, estimates and assumptions that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to customer acceptance and quantity and timing of purchases of the Company’s new TAD products; competitive pricing pressures for the Company’s products, including as a result of increased capacity as additional manufacturing facilities are operated by the Company’s competitors; difficulties with the optimization and realization of the benefits expected from the Company’s TAD paper machine and converting lines in North Carolina; the loss of or changes in prices in regards to a significant customer; manufacturing or operating disruptions, including IT system failures, equipment malfunction and damage to the Company’s manufacturing facilities; changes in the cost and availability of wood fiber and wood pulp; changes in transportation costs and disruptions in transportation services; labor disruptions; changes in costs for and availability of packaging supplies, chemicals, energy, and maintenance and repairs; changes in customer product preferences and competitors' product offerings; changes in expenses and required contributions associated with the Company’s pension plans; environmental liabilities or expenditures; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the Company operates; cyclical industry conditions; or inability to successfully implement the Company’s expansion strategies; and other risks and uncertainties described from time to time in the Company's public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements.

For additional information on Clearwater Paper, please visit our website at www.clearwaterpaper.com.

CONTACT:
News media
Clearwater Paper Corporation
Matt Van Vleet, 509-344-5912
Vice President, Public Affairs
Matt.VanVleet@clearwaterpaper.com
or
Investors
Clearwater Paper Corporation
Robin Yim, 509-344-5906
Vice President, Investor Relations
robin.yim@clearwaterpaper.com